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                                                            EXHIBIT 23.05
                                                            -------------



           [ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C. LETTERHEAD]

                      Certified Public Accountants
                           (410) 521-8000
                         FAX (410) 321-8359


                      INDEPENDENT AUDITOR'S CONSENT
                      -----------------------------

We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 29, 1996 on the statement of financial condition of Kenmar Global Trust as of September 30, 1996 and our report dated November 15, 1996 on the statement of financial condition of Kenmar Advisory Corp. as of September 30, 1996 which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.



/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Lutherville, Maryland
December 12, 1996